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                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 (Amendment No. 2) of our report dated October 24, 1997, relating to the consolidated financial statements of CVC, Inc., which apppears in such Prospectus. We also consolidated financial statements of CVC, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s Price Waterhouse LLP
------------------------
Price Waterhouse LLP


Rochester, New York
January 16, 1998